Exhibit 99.1
Press Release dated November 27, 2007

Independent Research Firm Upgrades Financial Media Group, Inc. to 'Strong Speculative Buy' With One-Year Price Target of $1.50 and Two-Year Price Target of Over $2.50

IRVINE, Calif., Nov. 27 /PRNewswire-FirstCall/ -- Financial Media Group, Inc. (OTC Bulletin Board: FNGP), a diversified media and advertising company, today announced that the Company's stock has been upgraded to a rating of 'Strong Speculative Buy' by Senior Analyst Brian R. Connell, CFA of Harbinger Research LLC, New York.

In the report, Harbinger states that the key driver behind the upgrade was the 'early strength of MyWallSt.net (http://www.mywallst.net) adoptions.' Connell placed a one-year price target of $1.50 per-share on the stock, and a two-year price target of over $2.50 per-share.

'The Company's new MyWallSt.net platform is another fully-featured product that in the future may very well come to drive more of the Company's revenues, market-cap, and potential take-over value than all of its existing business combined,' the report states.

MyWallSt.net is a multimedia and feature-rich financial social network for individuals interested in the stock market and other types of investments. The Web site offers free membership to its social networking applications, financial tools, and proprietary virtual stock trading competition.

Harbinger Research also praised the Company for the 'masterful job' it has done in developing its flagship Web site, http://www.wallst.net. 'Due to the size of its user base and corporate clientele...we believe the Company has reached critical mass and will emerge as one of the few leaders in this space,' the report states.

The Harbinger Research report provides readers with a comprehensive overview of the Company's market opportunities, growth strategy, management team, financials and competitive advantage.

Harbinger Research lists the Company's key competitors as well-established financial information hubs including Yahoo! Finance and AOL, and states that '[Financial Media Group, Inc.] has certainly built a strong business to-date in the face of just such competitive pressures, and given what we believe to be some very intelligent new products and initiatives, we have no reason to expect them to stumble simply because of the presence of the competitive pressure under which they have so far thrived.'

As part of its Valuation and Investment Opinion, Harbinger Research states: 'Given that acquisitions in the financial portal and the online community industries can routinely range $50-$100 per user, and given the Company's potential user base, this could translate into an acquisition value of $50 million to $75 million or more.'

Harbinger Research, a New York-based independent equity research firm, was retained by the Company because of its focus on providing research coverage to small-cap companies. To view the entire research report, written by Senior Research Analyst Brian R. Connell, CFA, please visit http://www.harbingerresearch.com.

About Financial Media Group, Inc.

Financial Media Group is a diversified media and advertising company that is methodically building an integrated portfolio of complementary financial brands that include WallSt.net (http://www.wallst.net), a branded financial consumer gateway that provides in-depth, original, multimedia editorial content, up-to-the-minute business news and comprehensive financial tools and data for investors; MyWallSt.net (http://www.mywallst.net), the Web's first multimedia social network for the global financial community; Financial Filings Corp.(http://www.financialfilings.com), a wholly-owned subsidiary of the Company engaged in preparing, reviewing and electronically filing financial documents with the SEC on behalf of its publicly traded clients, and disseminating news announcements through its proprietary wire service, Wall St. Wire; WallStRadio (http://www.wallstradio.net), the Company's recently launched online audio programming produced and hosted by WallSt.net editors that also features more than 150 Podcasts of Wall Street celebrities and notable correspondents; and The Wealth Expo (http://www.wealthexpo.net), a wholly-owned subsidiary acquired in January 2007 that hosts major financial expos across the U.S., which showcase hundreds of exhibitors and high profile speakers and market experts, attract thousands of attendees from around the world and feature educational workshops where investors and other attendees can discover how to use the latest tips, tools and techniques to achieve greater success in the global financial markets. For more information, visit http://www.financialmediagroupinc.com.

Forward-Looking Statements:

This press release includes forward-looking statements concerning the future performance of our business, its operations and its financial performance and condition, and also includes selected operating results presented without the context of accompanying financial results. These forward-looking statements include, among others, statements with respect to our objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. These forward-looking statements are based on our current expectations. We caution that all forward-looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward- looking information, and that actual future performance will be affected by a number of factors, including economic conditions, technological change, regulatory change and competitive factors, many of which are beyond our control. Therefore, future events and results may vary significantly from what we currently foresee. We are under no obligation (and we expressly disclaim any such obligation) to update or alter the forward-looking statements whether as a result of new information, future events or otherwise.

     FOR MORE INFORMATION, PLEASE CONTACT:
     Elite Financial Communications Group, LLC
     Daniel Conway, Chief Strategist
     407-585-1080 or via email at fngp@efcg.net